Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated July 29, 2020, relating to the balance sheet of ARYA Sciences Acquisition Corp III as of April 2, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from March 27, 2020 (inception) through April 2, 2020 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 29, 2020